UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 22, 2019

EVERCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street New York, New York 10055 (Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 22, 2019, the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) appointed Pamela G. Carlton as a director of the Board, with a term expiring at the Company’s 2020 annual meeting of stockholders. Ms. Carlton was appointed as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

There is no agreement, arrangement or understanding with any person pursuant to which Ms. Carlton was selected as a director, and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointments, and pursuant to the Company’s compensation policy for non-management directors, Ms. Carlton will be granted a one-time award of restricted stock units (“RSUs”) with a value of $50,000, which generally vests on the second anniversary of the date of grant. In the case of such RSU grants, shares will be deliverable upon vesting. Ms. Carlton will also receive our standard non-management director compensation arrangement.

After 22 years as an investment banker on Wall Street, Ms. Carlton launched Springboard – Partners in Cross Cultural Leadership, LLC where she has been President since 2003. In addition in 2014, Ms. Carlton co-founded The Everest Project research initiative focused on the challenges and facilitators of women leading change and innovation.

Ms. Carlton retired as a Managing Director and Associate Director of U.S. Equity Research at JPMorgan Chase in May 2003, having also served as Director of U.S. Equity Research for Chase Asset Management from 1996 to 1999. Prior to JPMorgan Chase, Ms. Carlton was an investment banker with Morgan Stanley for 14 years in corporate finance and capital markets. While at Morgan Stanley, she was also Co-Director of U.S. and Latin America Equity Research. Ms. Carlton began her career as a corporate attorney at Cleary Gottlieb Steen & Hamilton.

Ms. Carlton also serves on the following Boards: Columbia Threadneedle Mutual Funds Board of Ameriprise, where she is a member of the Executive Committee and chairs the Audit Committee; DR Bank (formerly Darien Rowayton Bank), where she is a member of the Audit Committee; and New York Presbyterian Hospital where she is a member of the Executive Committee, Strategy Committee, Compensation Committee and co-chairs the Human Resources Committee. In 2016, Ms. Carlton was named Trustee of the Year by New York Presbyterian Hospital and honored at the United Hospital Fund. Ms. Carlton is a member of the Women’s Forum of New York. She has served on the Board of Visitors of Yale School of Management, the Board of Visitors of Yale Law School, and the Board of Trustees of Williams College. Ms. Carlton earned a B.A. from Williams College and was elected President of the Phi Beta Kappa Society. She earned a J.D. from Yale Law School and an M.B.A. from Yale School of Management.

The size of the Board was increased from twelve to thirteen directors prior to the appointment of Ms. Carlton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

	By:	/s/ Jason Klurfeld
	Name:	Jason Klurfeld
	Title:	General Counsel

Dated: October 28, 2019